Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-193458) on Form S-1 of AmpliPhi Biosciences Corporation of our report dated April 15, 2015 relating to our audit of the consolidated financial statements for the year ended December 31, 2013, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of AmpliPhi Biosciences Corporation for the year ended December 31, 2014.

/s/ PBMares, LLP

Richmond, Virginia

April 15, 2015